                                                             EXHIBIT 10.85

                         PURCHASE AND SALE AGREEMENT



          This Purchase and Sale Agreement is made as of the llth day of March, 1994, by and between SKW NATURE'S PRODUCTS, INC., a Delaware Corporation with offices located at 7711 Computer Avenue, Minneapolis, Minnesota 55435 ("SKW"); and MICHAEL FOODS, INC., a Delaware corporation with offices located at 324 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416 ("MFI").



                            W I T N E S S E T H:


          WHEREAS, SKW and an Affiliate of MFI established a partnership under the name "Cholorex Company" which processes, produces, manufactures, distributes and sells cholesterol reduced eggs in the manner set forth in and subject to the terms of the Partnership Agreement (as hereafter defined); and

          WHEREAS, SKW desires to sell, and MFI desires to purchase SKW's Partnership Interest in the Partnership and the SKW Loans (as hereafter defined) to the Partnership.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:






                                  ARTICLE I

                                 DEFINITIONS

          Section 1.1          Defined Terms.
                               --------------
          For the purposes of this Agreement, the terms defined in this
Article I shall have the following meanings:

          (a) "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise except that with respect to any corporation the voting securities of which are traded on any securities exchange or established trading market, the term "control" shall mean the possession, directly or indirectly, of the power to elect a majority of that corporation's board of directors or similar governing body through beneficial ownership of a majority of the voting securities of such corporation.

          (b) "Capital Account" shall have the meaning ascribed thereto in the Partnership Agreement.

          (c)  "Cholesterol Marketing Agreement" shall mean the
Cholesterol Marketing Agreement dated as of January 31, 1991 between the Partnership and SKW Trostberg AG.

          (d) "Cholesterol Marketing Termination Agreement" shall mean the Cholesterol Marketing Termination Agreement in the form of Exhibit A hereto between the Partnership and SKW Trostberg AG.

          (e)  "Closing" shall have the meaning ascribed thereto in Section
2.4 of this Agreement.

          (f)  "Closing Date" shall have the meaning ascribed thereto in
Section 2.4 of this Agreement.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (h) "Damages" shall mean all claims, liabilities, obligations, losses, damages, assessments, judgments, costs and expenses (including without limitation reasonable attorneys fees).

          (i) "Distributable Income" shall have the meaning ascribed thereto in Section 4.7 of the Partnership Agreement as modified by the MOA.

          (j) "Field" shall have the meaning ascribed thereto in Section 3.1 of the Partnership Agreement.

          (k) "GAAP" shall mean United States generally accepted accounting principles.

          (l) "Guaranty" shall mean the Guaranty made by SKW Alloys, Inc. (now SKW Holdings, Inc.) in favor of MFI guarantying SKW's performance under the Partnership Agreement.

          (m) "Guaranty Termination Agreement" shall mean the Guaranty Termination Agreement in the form of Exhibit B hereto between SKW Holdings, Inc. (formerly SKW Alloys, Inc.) and MFI.

          (n) "License Agreement" means the Technology License Agreement in the form of Exhibit C hereto between SKW Trostberg AG and MFI.

           (o) "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, restriction on use or transfer, voting agreement, adverse claim or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or any agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar law.

          (p) "MOA" shall mean the Memorandum of Agreement effective as of January 1, 1993 between SKW, MFI, MIKL, Inc. and the Partnership.

          (q) "Option Agreement" shall mean the Option Agreement dated as of January 31, 1991 between Crystal Foods, Inc. and SKW.

          (r) "Option Termination Agreement" shall mean the Option Termination Agreement in the form of Exhibit D hereto between Crystal Foods, Inc. and SKW.

          (s) "Other Agreements" shall mean the Guaranty Termination Agreement, the Option Termination Agreement, the Sublicense Termination Agreement, the Cholesterol Marketing Termination Agreement, the
Pasteurization Termination Agreement and the License Agreement.

          (t) "Partner" shall mean SKW or MFI or any subsequent transferee of the Partnership Interest of SKW or MFI in accordance with the provisions of the Partnership Agreement. Reference herein to any Partner by name shall not be construed to refer to any other Partner but shall be deemed to include the successor of such named Partner.

          (u) "Partnership" shall mean Cholorex Company, the Minnesota general partnership formed in accordance with the provisions of the Partnership Agreement.

          (v) "Partnership Agreement" shall mean the Partnership Agreement dated as of January 31, 1991 between SKW and MFI.

          (w) "Partnership Fiscal Year" shall mean the fiscal year of the Partnership as provided in Section 7.1 of the Partnership Agreement.

          (x) "Partnership Interest" shall mean, as to any Partner, such Partner's Capital Account, right to distributions under the Partnership Agreement and any other rights which such Partner has in the Partnership.

          (y) "Pasteurization Agreement" shall mean the Pasteurization Agreement dated as of January 31, 1991 between SKW and MFI.

          (z) "Pasteurization Termination Agreement" shall mean the Pasteurization Termination Agreement in the form of EXHIBIT E hereto between SKW and MFI.

          (aa) "Permitted Encumbrance" shall mean liens imposed by law in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen or any lien imposed by the Partnership Agreement or the Other Agreements (in this case as defined in the Partnership Agreement) and such Liens as are created by the mutual consent of the Partners.

          (ab) "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government and any department or agency thereof.

          (ac) "Product" shall mean cholesterol reduced eggs intended for human consumption regardless of: (i) the physical state thereof at the time of production, manufacture, distribution, or sale; (ii) the patents, know-how or technology utilized in connection therewith and whether or not the same now exists or is hereafter developed; (iii) the biological, chemical, physical, nutritional or other identity thereof with a natural biologically produced egg (whether or not containing cholesterol). The term "Product" shall not, however, include any eggs, substitutes therefor or the like, which contain substantially the same cholesterol content as a natural biologically produced egg.

          (ad) "S-E Plant" shall mean the facility for the production of the Product constructed by S-E Constructors Inc. pursuant to an agreement effective as of August 6, 1991 with the Partnership and located in Gaylord, Minnesota.

          (ae) "SKW Loans" shall mean the loans in the principal amount of Ten Million Five Hundred Thirty Four Thousand Four Hundred Sixty-Two Dollars and Eleven Cents ($10,534,462.11) made by SKW to the Partnership and evidenced by a Promissory Note dated December 31, 1992 and One Million Dollars ($1,000,000) as noted on the books of the Partnership, respectively.

          (af) "Sublicense Agreement" shall mean the Technology Sublicense Agreement dated as of January 31, 1991 between SKW and the Partnership.

          (ag) "Sublicense Termination Agreement" shall mean the Sublicense Termination Agreement in the form of Exhibit F hereto between SKW and the Partnership.

                                 ARTICLE II

             PURCHASE AND SALE OF PARTNERSHIP INTEREST; CLOSING


          Section 2.1    PURCHASE AND SALE OF PARTNERSHIP
                         INTEREST; SKW LOANS.

          On the terms and subject to the conditions set forth in this Agreement, SKW hereby agrees to sell, assign and transfer to MFI, and MFI agrees to purchase from SKW on the Closing Date SKW's Partnership Interest in the Partnership, the SKW Loans and any and all claims which SKW may now have against the Partnership, whether known or unknown, except for claims which may hereafter arise under this Agreement or the other agreements executed in connection herewith.


          Section 2.2    TRANSFER OF TITLE; ASSUMPTION OF LIABILITIES.

          (a) At the Closing, SKW shall deliver to MFI such deeds, bills of sale, endorsements, assignments and other instruments of transfer reasonably satisfactory in form and substance to MFI and its counsel, which shall be effective to vest in MFI all of SKW's right, title and interest in and to SKW's Partnership Interest to be sold hereby.

          (b) At the Closing, MFI shall assume all liabilities and obligations of SKW relating to SKW's Partnership Interest reflected on the financial statements of the Partnership for the year ended December 31, 1993, and all obligations and liabilities of the Partnership accruing on and after January 1, 1994.

          (c)  At the Closing, SKW shall assign the SKW Loans to MFI.


          Section 2.3    PURCHASE PRICE FOR PARTNERSHIP INTEREST;
                         REPAYMENT OF SKW LOANS.

          At the Closing, and upon compliance by SKW of its obligations under this Agreement,

          (a) MFI shall pay to SKW a purchase price for SKW's Partnership Interest in the amount of Ten Dollars ($10.00).

          (b) MFI shall pay to SKW Eleven Million Four Hundred Ninety Nine Thousand Nine Hundred Ninety Dollars ($11,499,990) for the SKW Loans.

          (c) All sums payable to SKW pursuant to this Agreement shall be paid at the Closing in lawful money of the United States of America in immediately available funds by wire transfer to an account, which account will be specified by SKW no later than two (2) days prior to the Closing Date.


          Section 2.4    TIME, PLACE OF CLOSING; TERMINATION.


          The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00AM at the office of Walter, Conston, Alexander & Green, P.C., 90 Park Avenue, New York, New York 10016 on March 15, 1994, or at such other date, place and time or in such other manner as mutually agreed, in writing, by MFI and SKW (the "Closing Date").



                                 ARTICLE III

                  REPRESENTATIONS, WARRANTIES AND COVENANTS


          Section 3.1    REPRESENTATIONS AND WARRANTIES OF SKW.


          (a) ORGANIZATION. SKW is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the full corporate power and authority to enter into this Agreement and the Other Agreements to which it is a party and to perform its obligations hereunder and thereunder and is duly qualified to transact business in all jurisdictions in which such qualification is necessary by virtue of its ownership or leasing of properties or the conduct of its business. This Agreement is and the Other Agreements to which it is a party will be the legal, valid and binding obligations of SKW enforceable against SKW in accordance with their respective terms.

          (b)   AUTHORIZATION.   The execution, delivery and performance of
this Agreement have been duly authorized by the Board of Directors of SKW and the execution, delivery and performance of the Other Agreements will have been duly authorized prior to the execution thereof, by the Board of Directors of SKW and its Affiliates respectively, to the extent each is a party thereto or their authorization is necessary. No other corporate action is required in connection herewith or therewith or in connection with any right, remedy or obligation which may be imposed upon SKW or its Affiliates in the future by reason of this Agreement or the Other Agreements other than the approval of the Supervisory Board of SKW Trostberg AG. The execution, delivery and performance of this Agreement and the Other Agreements will not violate (or result in the acceleration of a default under) the charter documents or other constituent documents of SKW or any Affiliate of SKW, any other agreement to which SKW or its Affiliates are parties or by which they are bound, or result in the creation of any Lien (other than a Permitted Encumbrance), with or without the passage of time, on or in any asset of SKW or its Affiliates and no consent, approval, order, authorization, report, registration, declaration of or filing with any governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Other Agreements.

          (c) OWNERSHIP OF PARTNERSHIP INTEREST. SKW has and on the Closing Date will have, good and marketable title, free and clear of all Liens, to the SKW Partnership Interest.

          (d) TECHNOLOGY TRANSFER. SKW has not, prior to the establishment of the Partnership or during the duration thereof through December 31, 1993, failed to disclose or make available to the Partnership any know-how in its possession which would have minimized the cost of producing the Product to the Partnership.

          (e)  NO IMPLIED REPRESENTATION.  Except as set forth in this
Article III, there are no understandings, agreements, representations or warranties, express or implied, given by SKW to MFI or in connection with this transaction.

          (f) BROKER, FINDER, ADVISOR. SKW has not engaged any broker, finder or advisor in regard to the sale of the SKW Partnership Interest and shall indemnify Purchaser against claims by any Person claiming to be any such broker, finder or advisor.

          (g) ACCURACY OF REPRESENTATIONS. The representations and warranties of SKW in this Agreement do not and will not contain any untrue statement of material fact and do not and will not omit to state any fact necessary to make the statements contained herein not false or misleading.


          Section 3.2    REPRESENTATIONS AND WARRANTIES OF MFI.

          (a) ORGANIZATION. MFI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the full corporate power and authority to enter into this Agreement and the Other Agreements to which it is a party and to perform its obligations hereunder and thereunder and is duly qualified to transact business in all jurisdiction in which such qualification is necessary by virtue of its ownership or leasing of properties or, the conduct of its business. This Agreement is and the Other Agreements to which it is a party will be the legal, valid and binding obligation of MFI enforceable against MFI in accordance with their respective terms.

          (b) AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of MFI and the execution, delivery and performance of the Other Agreements will have been duly authorized prior to the execution thereof by the Board of Directors of MFI and its Affiliates, respectively, to the extent each is a party thereto or their authorization is necessary. No other corporate action is required in connection herewith or therewith or in connection with any right, remedy or obligation which may be imposed upon MFI or its Affiliates in the future by reason of this Agreement or the Other Agreements. The execution, delivery and performance of this Agreement and the Other Agreements will not violate (or result in the acceleration of a default under) the charter documents or other constituent documents of MFI or any Affiliate of MFI, any other agreement to which MFI or its Affiliates are parties or by which they are bound, or result in the creation of any Lien (other than a Permitted Encumbrance), with or without the passage of time, on or in any asset of MFI or its Affiliates and no consent, approval, order, authorization, report, registration, declaration of or filing with any governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Other Agreements.

          (c) CURRENT ACTIVITY. As of December 31, 1993, MFI had not entered into any agreement or understanding with any other entity, or undertaken active negotiations with respect to the commercial development or marketing of any Product, except on behalf of the Partnership or as previously disclosed to SKW.

          (d) BROKER, FINDER, ADVISOR. MFI has not engaged any broker, finder, or advisor in regard to the purchase of the SKW Partnership Interest and MFI shall indemnify SKW against claims by any Person claiming to be any such broker, finder or advisor.

          (e)  NO IMPLIED REPRESENTATION.  Except as set forth in this
Article III, there are no understandings, agreements, representations or warranties, express or implied, given by MFI to SKW or in connection with this transaction.

          (f) ACCURACY OF REPRESENTATIONS. The representations and warranties of MFI in this Agreement do not and will not contain any untrue statement of material fact and do not and will not omit to state any fact necessary to make the statements contained herein not false or misleading.

          (g) SALE OF S-E PLANT. MFI shall, or shall cause its Affiliates, to inform SKW promptly of the sale of the S-E Plant to any Person which is not an Affiliate of MFI.

          Section 3.3    COVENANTS OF MFI.

          (a) PAYMENT OF 1993 DISTRIBUTABLE INCOME. MFI shall cause the Partnership to distribute to SKW on the Closing Date fifty percent (50%) of the Distributable Income of the Partnership for Partnership Fiscal Year 1993. The Distributable Income for the Partnership Fiscal Year 1993 is equal to One Million Four Hundred Twenty Seven Thousand Five Hundred Fifty Six Dollars ($1,427,556) (after deduction of interest costs to the Partnership).

          (b) PAYMENT OF INTEREST ON SKW LOANS. MFI shall cause the Partnership to pay to SKW on the Closing Date the accrued and unpaid interest on the SKW Loans through December 31, 1993 in the sum of one Hundred Seventy Six Thousand Eight Hundred Sixty One Dollars Seventy-Five Cents ($176,861.75).

          (c) PAYMENT OF INVOICES. MFI shall cause the Partnership to pay to SKW Trostberg AG on the Closing Date the following invoices of SKW Trostberg AG: (i) invoice dated November 13, 1993, in the amount of Seventy Eight Thousand Eight Hundred Ninety-Nine and 44/100 Deutsche Marks (DM 78.899,44); (ii) invoice dated December 8, 1993 in the amount of Two Hundred Sixteen Thousand Five Hundred Forty Three Deutsch Marks (DM 216.543); and
(iii) invoice dated January 5, 1994, in the amount of Fifty Thousand, Seven Hundred Seventy Six Deutsch Marks (DM 50.776,00). There are no other claims by SKW Trostberg AG for services rendered to the Partnership.

          (d) ACCESS TO GRAS PETITION. MFI shall permit SKW during normal business hours, and upon reasonable notice, to inspect and copy any or all portions of the GRAS petition regarding the Product submitted by MFI to the United States Food and Drug Administration ("FDA") and all correspondence between MFI and the FDA with respect to said petition.

          (e) 1993 FINANCIAL STATEMENTS. MFI shall cause the Partnership promptly to prepare its financial statements for the fiscal year ending December 31, 1993. Notwithstanding any provision in the Partnership Agreement to the contrary, the Partnership may deliver unaudited financial statements for the Partnership fiscal year ending December 31, 1993. Such financial statements shall be prepared as otherwise provided in the Partnership Agreement as in effect on the date hereof. Copies of such financial statements shall be delivered to SKW promptly after they have been approved by the Partnership (or its successor in interest) and in any event no later than June 30, 1994.

          (f) ASTEROL LICENSE AGREEMENT. MFI will not, and will cause its Affiliates and the Partnership not to, make any claims against SKW for license, royalty or other fees or charges payable pursuant to the License Agreement dated March 31, 1992 between Asterol International S.A. and MFI.


                                 ARTICLE IV

                   CONDITIONS PRECEDENT TO SKW OBLIGATIONS


          All of the following shall be conditions precedent to SKW's obligations to consummate the transactions contemplated by this Agreement:


          Section 4.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by MFI in this Agreement and in the Exhibits referred to herein shall be accurate, complete and correct in all material respects on and as of the Closing Date as if made on and as of that date.


          Section 4.2 PAYMENTS. On the Closing Date, MFI shall (i) pay the purchase price for SKW's Partnership Interest as specified in Section 2.3(a) of this Agreement; (ii) pay the purchase price for the SKW Loans as specified in Section 2.3(b) of this Agreement; (iii) cause the payment to SKW of fifty percent (50%) of the Distributable Income as specified in Section 3.3(a) of this Agreement; (iv) cause the Partnership to pay to SKW the interest on the SKW Loans as specified in Section 3.3(b) of this Agreement; and (v) cause the payment to SKW Trostberg AG of its invoices as specified in
Section 3.3(c) of this Agreement.


          Section 4.3 DELIVERY OF OTHER AGREEMENTS. The following agreements shall have been duly authorized, executed and delivered to SKW by the respective parties thereto: (i) Guaranty Termination Agreement; (ii) Sublicense Termination Agreement; (iii) Cholesterol Marketing Termination Agreement; (iv) Pasteurization Termination Agreement; (v) Option Termination Agreement; (vi) the License Agreement and (vii) a release in favor of SKW in the form of EXHIBIT G hereto.


          Section 4.4 SUPERVISORY BOARD APPROVAL. SKW shall have received the approval of the Supervisory Board of SKW Trostberg AG to this Agreement and the transactions contemplated hereby.


          Section 4.5 NO RESTRAINING ORDER. There shall be no outstanding order or decree of a court of competent jurisdiction or of any other governmental agency restraining, prohibiting or declaring unlawful any of the transactions provided for by this Agreement, nor shall any action for such an order or decree be pending or threatened.


          Section 4.6 SECRETARY'S CERTIFICATE. MFI shall deliver to SKW a certificate of the Secretary or Assistant Secretary of MFI certifying to the due authorization, execution and delivery of this Agreement and the incumbency of the officers signatory hereto.


          Section 4.7 OTHER DOCUMENTS. At the Closing, MFI shall deliver to SKW all such other documents and instruments required or relating to the transactions contemplated by this Agreement as SKW may reasonably request.


          Section 4.8 MFI CERTIFICATION. SKW shall have received a certificate dated the Closing Date signed by MFI to the effect that the conditions specified in Sections 4.1 through 4.7 have been satisfied.



                                  ARTICLE V

                   CONDITIONS PRECEDENT TO MFI OBLIGATIONS


          All of the following shall be conditions precedent to MFI's obligations to consummate the transactions contemplated by this Agreement:


          Section 5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by SKW in this Agreement, and in the Exhibits referred to herein shall be accurate, complete and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of that date.


          Section 5.2 DELIVERY OF SKW PARTNERSHIP INTEREST. SKW shall deliver to MFI such documents as MFI shall reasonably request to evidence the transfer of SKW's Partnership Interest to MFI as provided in Section 2.2(a) of this Agreement.


          Section 5.3 ASSIGNMENT OF SKW LOANS. SKW shall deliver to MFI the Promissory Note dated December 31, 1992 made by the Partnership in favor of SKW and such other documents as MFI may request to evidence the assignment by SKW of the SKW Loans to MFI.


          Section 5.4 DELIVERY OF OTHER AGREEMENTS. The following agreements shall have been duly authorized, executed and delivered to MFI by the respective parties thereto: (i) Guaranty Termination Agreement; (ii) Sublicense Termination Agreement; (iii) Cholesterol Marketing Termination Agreement; (iv) Pasteurization Termination Agreement; (v) Option Termination Agreement; (vi) the License Agreement and (vii) a release in favor of MFI in the form of EXHIBIT H hereto.


          Section 5.5 NO RESTRAINING ORDER. There shall be no outstanding order or decree of a court of competent jurisdiction or of any other governmental agency restraining, prohibiting or declaring unlawful any of the transactions provided for by this Agreement, nor shall any action for such an order or decree be pending or threatened.


          Section 5.6 SECRETARY'S CERTIFICATE. SKW shall deliver to MFI a certificate of the Secretary or Assistant Secretary of SKW certifying to the due authorization, execution and delivery of this Agreement and the incumbency of the officers signatory hereto.


          Section 5.7 OTHER DOCUMENTS. At the Closing, SKW shall deliver to MFI all such other documents and instruments required or relating to the transactions contemplated by this Agreement as MFI may reasonably request.


          Section 5.8 SKW'S CERTIFICATION. MFI shall have received a certificate dated the Closing Date signed by SKW to the effect that the conditions specified in Sections 5.1 through 5.7 have been satisfied.



                                 ARTICLE VI

                               INDEMNIFICATION


          Section 6.1 INDEMNIFICATION BY SKW. SKW shall indemnify, defend and hold harmless MFI and its Affiliates, and their respective officers, directors and employees from, against and with respect to any Damages of any kind or character, arising out of or in any manner incident, relating or attributable to any misrepresentation, or breach of warranty, covenant or agreement made or to be performed by SKW pursuant to this Agreement or in any certificate, Exhibit or other document or agreement executed by SKW in connection with this Agreement.


          Section 6.2 INDEMNIFICATION BY MFI. MFI shall indemnify, defend and hold harmless SKW and its Affiliates, and their respective officers, directors and employees from, against and with respect to any Damages of any kind or character arising out of or in any manner incident, relating or attributable to (i) any misrepresentation, or breach of warranty, covenant or agreement made or to be performed by MFI pursuant to this Agreement or in any certificate, Exhibit or other document or agreement executed by MFI in connection with this Agreement; and (ii) Partnership activities occurring after December 31, 1993, or the subsequent dissolution of the Partnership, or any liability of the Partnership reflected on the financial statements of the Partnership for the year ended December 31, 1993.


          Section 6.3    INDEMNIFICATION CLAIMS; SURVIVAL.
                         --------------------------------
          (a) MFI or SKW, if claiming indemnity hereunder ("Indemnified Party") agree to give prompt written notice to the other party from whom indemnity may be sought ("Indemnifying Party") of the assertion of any claim in respect of which indemnity may be sought hereunder ("Claim").

          (b) In the event of any Claim by a third party, the Indemnifying Party may elect to take exclusive control of the defense of such Claim, including its compromise or settlement, through counsel of its own choice, upon written notice of such election to the Indemnified Party, and the Indemnifying Party shall pay all costs and expenses thereof and shall be fully responsible for the outcome thereof. The Indemnifying Party may not compromise or settle any Claim by a third party without the Indemnified Party's consent which shall not be unreasonably withheld.

          (c) The representations, warranties and covenants contained in this Agreement shall survive the Closing for a period of three (3) years after the Closing; PROVIDED, however that (i) the covenants and agreements contained in Articles VI and VII (other than Section 7.1) shall survive indefinitely; (ii) the covenants and agreements contained in Section 7.1 shall survive as provided therein; and (iii) the parties' obligations set forth in the agreements executed in connection herewith shall survive as specifically provided in such agreements.

                                 ARTICLE VII

                                MISCELLANEOUS


          Section 7.1    CONFIDENTIAL INFORMATION.
                         ------------------------
          For a period of ten (10) years from the date of this Agreement, each party shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person, any matters or affairs or the business of the other party, its Affiliates or the Partnership including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, (including, but not limited to, the parameters regarding centrifuge separation, electrodialysis and product evaporation described in the Simmon's Performance Guarantee dated September 17, 1991 attached hereto as EXHIBIT I); formulae, or plans for future development of or concerning the other party or its Affiliates (collectively "Confidential Information") except as may be necessary for the directors, employees or agents of it and its Affiliates to perform their respective obligations under this Agreement or in connection with filings with governmental agencies or courts or otherwise required under applicable law and except as permitted under the License Agreement. To the extent that such Confidential Information is revealed as permitted hereunder, each party shall use its best efforts to have the Persons receiving such information retain it in confidence.


          Section 7.2    ENTIRE AGREEMENT; WAIVER; MODIFICATIONS.
                         ---------------------------------------
          This Agreement and the Other Agreements constitute the complete statement of all of the arrangements among the parties as of the date hereof with respect to the transactions contemplated hereby, and all other prior or contemporaneous agreements of the parties with respect to such subject matter are hereby merged into this Agreement. No modification, discharge or waiver in whole or in part, of any of the provisions hereof shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. The failure or omission of either party hereto to insist, in any instance, upon strict performance by the other party of any term or provision of this Agreement or to exercise any of its rights hereunder shall not be deemed to be a modification of any term or provision hereof or a waiver or relinquishment of the future performance of any such term or provision by such party nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by the other party of any such term or provision or any other term or provision of this Agreement.

          Section 7.3    ASSIGNMENT; SUCCESSORS.
                         ----------------------
          This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their permitted successors and assigns. This Agreement may be assigned by SKW to VIAG AG or any of VIAG AG's Affiliates.


          Section 7.4    NOTICE.
                         ------
          All notices and other communications hereunder shall be in writing and shall be given, transmitted and delivered by telecopy, messenger, telex, or telegram, and a copy thereof shall be mailed (by Certified Mail (Airmail) if to a destination in a foreign country from the point of mailing), postage prepaid, return receipt requested, to the parties at the following addresses (or such other address as shall be specified by such party by like notice), and such notice shall be deemed given on the date on which so delivered by messenger, or on the next business day following the date on which so transmitted by telex, telecopy, or telegram from the date of transmission:

          If to SKW:

               SKW NATURE'S PRODUCTS, INC.
               c/o ChemRex Inc.
               7711 Computer Avenue
               Minneapolis, Minnesota  55435

               Attn.:  Secretary

               Telephone:    (612) 835-3434
               Telecopy:     (612) 835-2498


          with a copy to:

               Walter, Conston, Alexander & Green, P.C.
               90 Park Avenue
               New York, New York 10016
               Attention:  Aydin S. Caginalp, Esq.

               Telephone: 212-210-9400
               Telex:     234436
               Telecopy:  212-210-9444

          If to MFI:

               MICHAEL FOODS, INC.
               324 Park National Bank Building
               5353 Wayzata Boulevard
               Minneapolis, Minnesota 55416
               Attention: Corporate Secretary

               Telephone: 612-546-1500
               Telecopy:  612-546-3711

          with a copy to:

               Maun  &  Simon
               2900 Norwest Center
               90 South 7th Street
               Minneapolis, Minn. 55402
               Attention:  Albert A. Woodward, Esq.

               Telephone:  612 - 338 - 1113
               Telecopy:   612 - 338 - 2271


          Section 7.5    COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.


          Section 7.6    INTERPRETATION.

          Titles of articles and sections are for convenience only and shall be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires the singular includes the plural, and the plural includes the singular.


          Section 7.7    SEVERABILITY.

          In the event that any provision of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision. The parties furthermore agree to execute and deliver such amendatory contractual provisions to accomplish lawfully as nearly as possible the goals and purposes of the provision so held to be void or unenforceable.

          Section 7.8    EQUITABLE REMEDIES.

          The rights and remedies of the parties under this Agreement shall not be mutually exclusive I.E., the exercise of one or more of the rights under this Agreement shall not preclude the exercise of rights under any other provision. Each party acknowledges that no adequate remedy at law would be available for a breach of this Agreement, and that a breach of this Agreement by one party would irreparably injure the other and accordingly agrees that in the event of a breach of any provision, the respective rights and obligations of the parties hereunder shall be enforce-able by specific performance, injunction or other equitable remedy (without bond or security being required), and each party waives the defense in any action and/or proceeding brought to enforce this Agreement that there exists an adequate remedy at law or that the other party is not irreparably injured. Nothing herein contained, however, is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party as against the other for a breach of any provision, it being the intention of this
Section 7.8 to make clear the agreement of the parties that the respective rights and obligations of the parties shall be enforceable in equity as well as at law or otherwise.


          Section 7.9    EXPENSES.

          The parties agree that MFI shall pay all of the fees and expenses relating to the filing of certificates and registration fees or otherwise incurred in connection with the transfer of SKW's Partnership Interest (other than legal fees). Each party shall pay all of its own fees and expenses incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same, the preparations made for carrying the same into effect.


          Section 7.10   ARBITRATION.

          Without prejudice to the rights of the parties to seek injunctive or equitable relief in any appropriate court of law having jurisdiction over the matter and the Persons involved, all claims, disputes or disagreements arising under or in connection with this Agreement shall be finally settled under the then applicable Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators (appointed in accordance with Article 2(4) of the said Rules) as follows:

          (a) The arbitration and all communications (written or oral) including, without limitation thereof, any evidence submitted to the arbitrators shall be in the English language or shall be accompanied by an English translation;

           (b) The arbitrators shall apply the law (including the procedural law) specified in Section 7.11 of this Agreement;

          (c)  The arbitration shall be held in Zurich, Switzerland; and

          (d) The arbitrators shall award legal fees and costs (including administrative expenses and arbitrators' fees and legal fees incurred in connection with the arbitration) to each party in the proportion lost by each party in the proceeding.


          Section 7.11   GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the internal law of the State of Minnesota without regard to its conflict of law principles.


          Section 7.12   FURTHER ASSURANCES.

          Each party shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.


          Section 7.13   ACCESS TO ACCOUNTS.

          MFI shall afford to SKW and its counsel, accountants and other representatives, access to books, records and other documents of the Partnership and shall furnish to SKW such information concerning the Partnership and copies of such documents as SKW in its reasonable judgment may request with respect to the time during which SKW was a Partner.
SKW shall be entitled, at its own expense, to have a firm of independent certified public accountants designated by it, or its own internal auditors, review all properties, books, records and other documents of the Partnership as well as all accountant's work papers with respect to any audit of the Partnership which may relate to such period.


          Section 7.14 EMPLOYEES. Neither party shall solicit or cause any of its Affiliates to solicit the employment of or employ any employee, officer or director of the other party or any of such party's Affiliates for a period of one (1) year after the Closing Date; provided, however, that MFI or any of its Affiliates may employ Robert Freemore.


          Section 7.15 ACTIVITIES IN THE FIELD. Notwithstanding any provision of the Partnership Agreement or any other agreement between the parties or their Affiliates to the contrary, MFI on behalf of itself and its Affiliates agrees that (i) subject to the provisions of Section 7.1 hereof SKW and/or its Affiliates may enter into an agreement or agreements with Nutra Sweet with respect to the manufacture, sale, marketing and distribution of the Product and any other form of cholesterol reduced eggs (ii) the proposed cooperation with Nutra Sweet as previously disclosed to MFI and the Partnership did not constitute an activity in the Field (as defined in the Partnership Agreement); and (iii) the provisions of
Section 3.2(b) of the Partnership Agreement shall not apply to SKW and its Affiliates.


          Section 7.16 TRADEMARKS. SKW acknowledges that MFI is the owner of the Simply Eggs-TM- trademark and disclaims any interest therein or in any other mark now used by MFI with respect to the Products; PROVIDED, HOWEVER, that this provision shall not constitute a license or consent by SKW to the use of any of its or its affiliates present or future trademarks to MFI.


          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be duly executed as of the day and year first hereinabove written.



                                   SKW NATURE'S PRODUCTS, INC.


                                   By: /s/ R. VOLLBRECHT
                                       ---------------------------------------
                                       Dr. Rudiger Vollbrecht
                                       President


                                   MICHAEL FOODS, INC.

                                   By: /s/ JEFFREY M. SHAPIRO
                                      ----------------------------------------

                                  EXHIBIT A
                                  ---------
                 CHOLESTEROL MARKETING TERMINATION AGREEMENT



     This Cholesterol Marketing Termination Agreement is made as of the____ day of March, 1994, by and between Cholorex Company, a Minnesota partnership (Cholorex") and SKW Trostberg AG, a German Company ("SKW").



                            W I T N E S S E T H:

     WHEREAS Cholorex and SKW entered into a Cholesterol Marketing Agreement dated as of January 31, 1991 (the "Marketing Agreement"); and

     WHEREAS Cholorex and SKW have mutually agreed that it is in the best interests of the parties to terminate the Marketing Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. SKW acknowledges that as of the date hereof there are no outstanding amounts due to SKW from Cholorex under the Marketing Agreement.

     2. SKW shall not be required to deliver the promotional materials to Cholorex as provided in Section 8.1 of the Marketing Agreement.

     3. Cholorex shall not be required to pay the continuing commission to SKW as provided in Section 7.5 of the Marketing Agreement.

     4. Section 7.4 and Articles X and XI of the Marketing Agreement shall survive the termination of the Marketing Agreement.

     5 . Except as otherwise specifically provided herein, the Marketing Agreement shall be deemed terminated effective as of January 1, 1994.


     IN WITNESS WHEREOF the parties hereto intending to be legally bound, have caused this Cholesterol Marketing Termination Agreement to be executed by a duly authorized officer (or partner in the case of Cholorex) as of the date first above written.

                              CHOLOREX COMPANY
                              MIKL, INC., a general partner

                              By: ____________________________________



                              SKW TROSTBERG AG

                              By:_____________________________________

                                  EXHIBIT B
                                  ---------
                       GUARANTY TERMINATION AGREEMENT


This Guaranty Termination Agreement is made as of the ______ day of March, 1994, by and between MIKL, Inc., a Minnesota corporation ("MFI") and SKW Holdings, Inc. (formerly SKW Alloys, Inc.) ("SKW Holdings").



                            W I T N E S S E T H:


     WHEREAS MFI and SKW Nature's Products, Inc. ("SKWN") entered into a Partnership Agreement dated as of January 31, 1991 (the "Partnership Agreement") forming Cholorex Company ("Cholorex");

     WHEREAS SKW Holdings executed a Guaranty in favor of MFI, guarantying SKWN's performance under the Partnership Agreement (the "Guaranty"); and

     WHEREAS MFI will purchase SKWN's partnership interest in Cholorex.

     NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

     MFI and SKW Holdings hereby agree that the Guaranty and SKW Holdings' obligations thereunder are hereby terminated and of no further force and effect, effective as of January 1, 1994.


     IN WITNESS WHEREBY, the parties hereto intending to be legally bound, have caused this Guaranty Termination Agreement to be duly executed by a duly authorized officer as of the date first above written.


                                   MIKL, INC.


                                   By:_____________________________________




                                   SKW HOLDINGS, INC.


                                   By:_____________________________________

                                  EXHIBIT C
                                  ---------

                        TECHNOLOGY LICENSE AGREEMENT
                        ----------------------------


          THIS Technology License Agreement is made as of the _______ day of March, 1994, by and between SKW TROSTBERG AG, a German corporation with offices located at Dr. Albert-Frank-Str. 32, 8223 Trostberg, Germany, (the "Licensor"); and MICHAEL FOODS, INC., a Delaware corporation, with offices located at 324 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416, (the "Licensee") on the following terms and conditions:

                                  RECITALS

          WHEREAS, the Licensor is the owner of Technology (as hereafter defined) used in the processing, production, manufacture, distribution, use and sale of CRE (as hereafter defined); and

          WHEREAS, the Licensee wishes to be engaged in the processing, production, manufacture, distribution, use and sale of CRE; and

          WHEREAS, the Licensor wishes to grant, and the Licensee wishes to obtain, a license to use certain know-how relating to the processing, production, manufacture, distribution, use and sale of the CRE in order to process, produce, manufacture, distribute, use and sell the CRE in the Territory (as hereafter defined) subject to the terms of this Technology License Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:


                                  SECTION 1

                                 DEFINITIONS

          In this Technology License Agreement:

          1.1 "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise except that with respect to any corporation, the voting securities of which are traded on any securities exchange or established trading market, the term "control" shall mean the possession, directly or indirectly, of the power to elect a majority of that corporation's board of directors or similar governing body through beneficial ownership of a majority of the voting securities of such corporation.

          1.2 "CRE" shall mean cholesterol reduced eggs produced through the utilization of the Technology.

          1.3 "Improvement" shall mean any extension, new application, adaptation or further development of the Technology which is made or acquired by either party hereto or any of their respective Affiliates, licensees, or sublicensees.

          1.4 "Know-How" shall mean any information, including, without limitation, product designs, processes and processing methods, apparatus specifications, production specifications and techniques, raw material specifications and sources, test methods and standards, manuals, quality control reports, invention records, formulae, calculations, research records and reports, and marketing surveys and reports, which are possessed and known in any form whatsoever, whether communicated orally or embodied in plans, drawings, photographs, tapes, discs, memoranda, notes, reports, studies, or samples, and which relate to the development, design, modification, construction, formulation, production, manufacture, use, distribution or sale of the CRE, and whether such information is patentable or unpatentable and whether now existing or hereafter developed. A list of Know-How now existing is attached hereto as SCHEDULE A.

          1.5 "License" shall mean the license of the Technology by the Licensor to Licensee pursuant to Section 3 hereof.

          1.6 "Patent" shall mean any U.S. or Canadian patent, application therefore, or continuation or renewal thereof obtained by Licensor or any of its Affiliates with respect to a process for the reduction or elimination of cholesterol from eggs in the United States, including U.S. patent no. 5,063,077 (granted November 5, 1991), U.S. patent no. 4,980,180 (granted December 25, 1990). ____________________*_______________________________
_________________________________________________.

          1.7 "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust an unincorporated organization or a government and any department or agency thereof.

          1.8 "Pilot Plant" shall mean the test facility located in Gaylord, Minnesota, used by the Cholorex Company for testing the CRE process prior to the construction of the S-E Plant.

          1.9 "Purchase Agreement" shall mean that Purchase and Sale Agreement between Licensor and Licensee of even date herewith.

* Request for confidential treatment has been filed with the Commission for the redacted portions of this Exhibit.

           1.10 "Sales Price" shall mean the sales price of CRE sold by Licensee to the first party not related to or affiliated with Licensee in the chain of distribution and/or the equivalent sales price of CRE which is incorporated into other egg products.

          1.11 "S-E" Plant" shall mean the facility located in Gaylord, Minnesota for the production of CRE constructed by S-E Constructors, Inc. pursuant to an agreement effective as of August 6, 1991 with Cholorex Company.

          1.12 "Technology" shall mean any and all Patents, Know-How and Improvements.

          1.13 "Term" shall mean the period beginning on the date first written above and ending twenty (20) years from said date or earlier upon termination of this Technology License Agreement in accordance with the provisions of Section 14.

          1.14 "Territory" shall mean the United States of America, including the District of Columbia, the U.S. Virgin Islands, and the Commonwealth of Puerto Rico (excluding, however, any territories or possessions of the United States) and Canada.

          1.15 "Trade Secret" shall mean: (i) the contents of any pending patent application unless and until published by the patent office where such patent application is pending; and (ii) any Know-How disclosed by the Licensor to the Licensee which, at the time of its communication, was not already rightfully in the Licensee's possession and was not in the public domain, including patent applications which have been denied or withdrawn; PROVIDED, HOWEVER, that any Know How in the possession of Licensee as a result of (i) its Affiliate's participation as a partner in the Cholorex Company or (ii) its purchase of SKW Nature's Products, Inc. partnership interest in Cholorex Company pursuant to the Purchase Agreement shall nonetheless be deemed Trade Secrets subject to the terms and conditions of this License Agreement, including but not limited to the confidentiality provisions hereof.



                                  SECTION 2

                               REPRESENTATIONS

          Licensor warrants and represents to Licensee that:

          2.1 AUTHORITY. Licensor is the owner of the Technology described herein with full corporate power and authority to enter into this Technology License Agreement with Licensee.

          2.2 LICENSE AGREEMENT. Upon execution of this Technology License Agreement, this Technology License Agreement shall be the valid and binding obligation of Licensor enforceable in accordance with its terms, subject as to enforcement only to applicable bankruptcy and insolvency laws and the equitable powers of any court of competent jurisdiction.

          2.3 KNOWLEDGE OF ADVERSE CLAIMS. To the best of its knowledge and except with respect to the CSIRO patent and the Monserbio/Asterol patent situation described in the Agreement between Licensor and Asterol International S.A. dated August 30, 1993 both of which have been previously disclosed to Licensee and the License Agreement dated March 31, 1992 between Asterol International S.A. and Licensee, Licensor has not received any written notice of any adverse claims with respect to the Technology from any third party.


                                  SECTION 3

                                   LICENSE

          Subject to the limitations set forth in Section 4, the Licensor hereby grants to the Licensee the following licenses:

          3.1 PATENTS. A non-exclusive license under each Patent to process, produce, manufacture, use, distribute and sell the CRE covered by such Patent in the Territory for a period equal to the shorter of the life of such Patent or the Term.

          3.2 KNOW-HOW. A non-exclusive license to use the Know-How in connection with the processing, production, manufacture, use, distribution and sale of the CRE in the Territory for a period equal to the Term.

          3.3 TRADE SECRETS. A non-exclusive license to use the Trade Secrets in connection with the processing, production, manufacture, use, distribution and sale of the CRE in the Territory for a period equal to the Term.


                                  SECTION 4

                                RESTRICTIONS

          4.1 NO ASSIGNMENT. None of the licenses granted pursuant to this Technology License Agreement shall constitute an assignment of the matter licensed, nor grant to the Licensee any ownership right or title therein. The Licensor retains exclusive title to the licensed Technology.

          4.2 NO FURTHER LICENSE. The Licensee may not sublicense or assign to any Person any of its rights under this Technology License Agreement except with the prior written approval of the Licensor PROVIDED, HOWEVER, that Licensee may sublicense or assign its rights under this Technology License Agreement to an Affiliate of Licensee. Licensee shall give Licensor prompt written notice of any such license or assignment. Licensee shall require all sublicensees or assignees to agree in writing to be bound by the provisions of this Technology License Agreement. Notwithstanding any permitted sublicense or assignment of Licensee's rights, Licensee shall remain fully liable for the fulfillment of all obligations of Licensee under this Technology License Agreement.

          4.3 SALE OF S-E PLANT. In the event of the sale of the S-E Plant, the Pilot Plant or any other such facility to a non-Affiliate of Licensee (a "Third Party Purchaser"), Licensee shall obtain the prior written consent of Licensor to disclose the Trade Secrets and unpatented Improvements to the Third Party Purchaser. If Licensor gives its consent, the Third Party Purchaser shall be required to sign a written confidentiality agreement in form and substance acceptable to Licensor. In the event of the sale of the S-E Plant and if requested by Licensee, Licensor will negotiate in good faith a license agreement with such Third Party Purchaser substantially on the same terms as this License Agreement, PROVIDED, HOWEVER, that the royalty and license fee may be on such terms as Licensor shall require.


                                  SECTION 5

                            TECHNICAL ASSISTANCE

          5.1 INITIAL ASSISTANCE. The Licensor will provide the Licensee with up to three hundred fifty (350) hours of technical assistance from one or more of Licensor's or its Affiliates' employees, if available, selected by the Licensor, to assist the Licensee in the manufacture of the CRE.
These services will be provided at the Licensee's premises as may be reasonably requested by the Licensee.

          5.2 COST OF ASSISTANCE. The Licensee will pay all subsistence, travel and accommodation costs of its own employees and those of the Licensor or its Affiliates incurred in connection with the assistance to be provided under Section 5.1. In addition, Licensee shall reimburse Licensor or its Affiliates, as the case may be, for its wage and benefits costs incurred by Licensor or its Affiliates in providing each such employee to perform such technical assistance by paying to Licensor an amount equal to

               (a) 150%  multiplied by

               (b) the hourly rate of each such employee made available to Licensee multiplied by

               (c) the number of work hours such employee was not at his regular work station (including those hours traveling to and from the location where the technical assistance was given).

          5.3 ADDITIONAL ASSISTANCE. If the Licensee requests, and the Licensor agrees to provide additional technical assistance from employees of the Licensor or its Affiliates, then the Licensee shall reimburse the Licensor or its Affiliates for such additional technical assistance on the terms provided in Section 5.2 above. Such additional technical assistance shall not be unreasonably withheld, but the Licensor may give due consideration to the needs of its or its Affiliates' operations from employees capable of giving such assistance when receiving such a request and the request shall be granted only when mutually acceptable to the Licensor and the Licensee.


                                  SECTION 6

                                   ROYALTY

          6.1 ROYALTY. The Licensee shall pay to the Licensor a royalty equal to__________________*_______________________. The Sales Price shall be
_________________*____________________.  Such royalty shall be  payable  by the Licensee quarterly, by the accounting date following the calendar quarter in which such royalty accrued. "ACCOUNTING DATE" means the forty-fifth
(45th) day (or if a weekend or holiday, on the next following business day) following the end of each calendar quarter. All payments shall be made in U.S. Dollars, regardless of the currency of accrual. Where royalties accrue in a currency other than U.S. Dollars, conversion shall be made in accordance with the exchange rate published in the WALL STREET JOURNAL (East Coast Edition) on the last day of the calendar quarter in which they accrued. Payments not timely made shall accrue interest at an annualized rate of interest equal to two (2) percentage points above the prime rate of interest published in the WALL STREET JOURNAL on the last day of each month in which such amounts are outstanding. In the event that the WALL STREET JOURNAL shall not have been published on a given applicable date, the applicable exchange or prime rate shall be that published on the next business day; if the WALL STREET JOURNAL shall not publish such information or shall cease publication, then the parties agree to select a comparable U.S. daily newspaper which does publish such information.


* Confidential treatment requested

          6.2 ROYALTY REPORTS. Licensee shall provide quarterly reports of royalties due an the Accounting Date following the end of each calendar quarter. Such reports shall separately report the following for each country within the Territory: the number of units of CRE sold in each market; the sales price of each type of CRE sold; and the royalty due. All royalties shall be paid at the time such report is rendered. If no royalties are due, the report shall so state.

          6.3 AUDITORS. Licensee shall keep records regarding the processing, production, manufacture, use, distribution and sale of the CRE during the term of this Technology License Agreement and for a period of seven (7) years thereafter. The Licensor shall have the right to conduct at any time, but not more than once per year, through an auditor or other representative of its choice obligated to maintain confidentiality, an audit of the accounting of the Licensee and its Affiliates with regard to the Sales Price subject to the royalty obligation. The cost of such audit shall be borne by the Licensee if the audit is made by Licensee's regular accountant or by Licensor if otherwise, unless, in the final determination, the audit shall disclose that Licensee owes Licensor additional royalties in excess of the greater of the sum of Ten Thousand Dollars ($10,000) or five percent (5%) more than the royalties actually paid to Licensee, in which event such audit cost shall be borne solely by Licensee.


                                  SECTION 7

                            EXERCISE OF LICENSES

          7.1 BEST EFFORTS. The Licensee shall use its best efforts to promote, develop and extend the sale of the CRE throughout the Territory.


                                  SECTION 8

                               INDEMNIFICATION

          8.1 INDEMNIFICATION. The Licensee agrees to indemnify the Licensor and hold it harmless against any claim by any third party against the Licensor arising from any defect in design, formulation, workmanship or materials of the CRE processed, produced, manufactured, distributed, used or sold by the Licensee.

                                  SECTION 9

                                IMPROVEMENTS

          9.1 NOTIFICATION. The Licensor and the Licensee shall promptly advise each other if and when they develop or acquire any Improvements.

          9.2 LICENSOR IMPROVEMENTS. The Licensor shall make all of its Improvements available to the Licensee and such Improvements shall be included in the scope of the Licenses granted in Section 3 unless the Licensor is prohibited by contract or law from doing so, in which case the Licensor shall advise the Licensee of the basis for such prohibition.

          9.3 LICENSEE IMPROVEMENTS. The Licensee shall not incorporate any of its Improvements into the CRE manufactured by it without the Licensor's consent, which consent shall not be unreasonably withheld. The Licensor and any of its licensees shall be entitled both during and after the Term and free of any fee or royalty payment to use any such Improvement in any country of the world to the extent Licensor is not precluded from using the Improvements under any other agreement.

          9.4 REGISTRATIONS. The party giving notice of any Improvements hereunder shall determine whether to apply for patent protection for such Improvements. If the other party disputes the ownership of such Improvement, it shall so advise the notifying party within ten (10) days. If the parties are unable to resolve the dispute within an additional thirty (30) days, either party may refer the matter to arbitration pursuant to Section 15.

               (a) If the party licensing such Improvements from the owner thereof desires to use them within the Territory in which such patent protection has been secured, it shall reimburse the owner thereof for the reasonable cost of the preparation, filing and prosecution of patent applications and the maintenance of the resulting patents for so long as the license of such Improvements remains in effect.

               (b) If the party licensing such Improvements desires to use them within the Territory in which the owner thereof has not secured patent protection, it shall be entitled, in the owner's name, to file for and prosecute patent applications and maintain the resulting patents for such Improvements at its own expense. The owner agrees to provide the licensing party, at its request, with all signatures and documents necessary for the filing of such patent applications.

                                 SECTION 10

                     INFRINGEMENT OF THIRD-PARTY RIGHTS

          10.1 NOTICE. Licensee shall report to Licensor in writing promptly after Licensee or any of its Affiliates learns of any claim asserted against Licensee or its Affiliates that the Technology or any part thereof infringes the proprietary rights of any third party.

          10.2 PROCEDURE. In the event of an action brought against Licensee based on a claim that the CRE or any part thereof constitutes an infringement of any patent, know-how or trade secret of a third party:

               (a) The Licensee shall promptly notify the Licensor of any such action and Licensor may participate in such action subject to the right of control granted to Licensor herein below.

               (b) The Licensor shall defend against and pay any attorneys' costs and expenses resulting from any such action at its own expense, provided that the Licensor shall have the sole control of the defense of any action on such claim and all negotiations for settlement or compromise and the Licensee shall allow its name to be used in proceedings if necessary and shall provide all reasonable assistance at its expense in defending any action.

          10.3 REMEDIES. In the event that any CRE or any part thereof is held to constitute an infringement, the Licensor may, at its option or as part of a settlement or compromise, either procure for the Licensee the right to continue manufacturing and selling the CRE, modify the CRE so that it does not infringe, or subject to the next sentence, terminate this Technology License Agreement. Before termination of this Technology License Agreement, Licensor shall endeavor (but shall not be obligated) to procure a license to permit Licensee to continue manufacturing and selling CRE provided that, if any royalty or fee is to be paid therefor, Licensor shall procure such license only if the Licensee agrees to be solely liable therefor. If Licensee is not willing to be liable for such royalty, Licensor may terminate this Technology License Agreement. In the event of termination of this Technology License Agreement for such a cause, the Licensee shall pay all sums due, if any, under this Technology License Agreement up to the date on which the Technology License Agreement is terminated and neither party shall thereafter have any claim against the other.

          10.4 LIMITATION. Except as otherwise provided in Subsection 10.2(b), in no event shall the Licensor have any liability to the Licensee under this Section 10 with respect to any infringement which is based upon the processing, production, use, manufacture, distribution or sale of any CRE.

           10.5     ENTIRE OBLIGATION.  The foregoing Sections 10.1 through
10.4 state the entire obligation and liability of the Licensor with respect to infringement of patents, technology and other rights by the processing, production, manufacture, distribution, use or sale of the CRE or any part thereof.

          10.6 ASSISTANCE. The Licensee shall, at its cost, give the Licensor all reasonable assistance in regard to any claims, actions or proceedings which are defended by the Licensor, and the Licensee will so far as possible make its employees and other representatives available to testify as to the facts within their knowledge when requested by the Licensor, and will make available to the Licensor all relevant records, information,
samples, specimens and papers.    The parties agree that the provisions of
this Section 10.6 shall not be construed to require the Licensee to contribute towards the payment of any costs incurred by the Licensor in regard to its defense of any such claims, actions or proceedings.


                                 SECTION 11

                      INFRINGEMENT OF LICENSOR'S RIGHTS

          In the event that either party shall acquire information which leads it to believe that infringement of any Technology rights of the Licensor is taking place anywhere in the Territory it shall immediately inform the other party and the parties shall consult together to determine what action if any shall be taken in respect of such alleged infringement. Within six (6) weeks of the time when both parties shall have been informed of such infringement they shall determine whether by mutual agreement they will jointly prosecute the infringement action, in which event the costs thereof and any damages awarded as a result thereof shall be shared between the parties as they shall agree. If within that period the parties shall not have agreed to a joint prosecution of the action then the Licensor shall have an option exercisable within the next following six (6) weeks to prosecute such action at its own cost and to retain for its own benefit any
damages awarded thereon.    If within that further period the Licensor shall
not exercise its option then the Licensee may itself prosecute an infringement action at its own cost and retain for its own benefit any damages awarded as a result thereof. The Licensor shall permit the Licensee to prosecute in the Licensor's name any action prosecuted by the Licensee in accordance with this Section.

                                 SECTION 12

                                NO WARRANTIES

          Nothing contained in this Technology License Agreement shall be construed as:

          12.1 VALIDITY AND SCOPE. A warranty or representation by the Licensor as to the validity or scope of the Technology;

          12.2 INFRINGEMENTS. A warranty or representation by the Licensor that any processing, production, manufacture, distribution, use or sale of the CRE hereunder will be free from infringement of patents, trade secrets, trademarks, service marks, copyrights or know-how owned by parties other than the Licensor;

          12.3 NO ESTOPPEL. Conferring by implication, estoppel or otherwise upon the Licensee any license or other rights under any patent except rights expressly granted hereunder to the Licensee; or

          12.4 NO RELEASE. A release for any infringement prior to the effective date of this Technology License Agreement.



                                 SECTION 13

                               CONFIDENTIALITY

          13.1 OBLIGATION. The Licensee shall keep strictly secret and not disclose, divulge, or communicate the Trade Secrets and unpatented Improvements in any manner, directly or indirectly, to any other Person (except as provided in Section 13.3) and shall itself use the Trade Secrets and unpatented Improvements solely for the purposes permitted by this Technology License Agreement. Notwithstanding the foregoing, the Licensee shall not be liable for disclosure of Trade Secrets which:

               (a) Are or later become publicly known under circumstances involving no breach of this Technology License Agreement by the Licensee;

               (b) Were already known to the Licensee at the time it received the Trade Secrets or unpatented Improvements; PROVIDED, HOWEVER, that any Know How in the possession of Licensee as a result of (i) its Affiliate's participation as a partner in Cholorex Company or (ii) its purchase of SKW Nature's Products, Inc.'s partnership interest in Cholorex Company pursuant to the Purchase Agreement shall nonetheless be deemed Trade Secrets subject to the confidentiality restrictions of this License Agreement; or

                (c) Are made available to the Licensee by a third party without secrecy obligation and without breach of an obligation to the Licensor.

          If the Licensee claims that it is not bound under this Technology License Agreement by reason of Subsections (a), (b), or (c) of this Section 13.1, it shall give the Licensor written notice to that effect, together with documentary evidence to substantiate the Licensee's claims, not more than thirty (30) days after receipt by the Licensee of the Trade Secrets or unpatented Improvements, or not more than thirty (30) days after the date of discovery by the Licensee that it is not bound under this Technology License Agreement by reason of Subsections (a),
(b) or (c) of this Section 13.1. The burden of proof in regard to the existence of any of the three foregoing exceptions shall be upon the Licensee.

          13.2 SAFEGUARDING. The Licensee shall initiate a system acceptable to the Licensor for the safe custody of all Trade Secrets and unpatented Improvements and for the control of any copies made thereof, which is known to and exercised by the minimum practicable number of its directors, officers and employees, and shall submit full details of such system in writing for prior approval by the Licensor within thirty (30) days of the date hereof.

          13.3 EMPLOYEE UNDERTAKINGS. The Licensee may disclose the Trade Secrets and unpatented Improvements only to those of its directors, officers, and employees who require it for the purposes permitted by this Technology License Agreement and shall use its best efforts to prevent any unauthorized disclosure of Trade Secrets and unpatented Improvements by them. In this connection, each of such directors, officers, and employees to whom any Trade Secret is to be disclosed shall first enter into a written agreement of secrecy in favor of the Licensor, whereby he agrees to keep the Trade Secrets and unpatented Improvements strictly secret in accordance with the terms of this Technology License Agreement, and the Licensee agrees to take all reasonable steps to enforce such undertakings. The undertaking by such directors, officers, and employees shall be in the form set out in the EXHIBIT B, attached hereto.

          13.4 NO CONVERSION. The Licensee shall not either during or after the Term use or attempt to use or permit the use of any of the Trade Secrets or unpatented Improvements for its own purposes or to convert the same to its own account or to its advantage otherwise than for the purpose of producing, manufacturing, distributing, using or selling the CRE in accordance with this Technology License Agreement.

                           SECTION 14

                           TERMINATION

          14.1  TERMINATION BY LICENSOR.  This Technology License
Agreement shall terminate upon the occurrence of any of the following events after notice of termination is given by
Licensor:

                    (a)  Breach of the terms of this Technology
License Agreement by Licensee which is not cured within forty
(40) days after notice by Licensor;

               (b) If Licensee applies for or consents to the appointment of a receiver, custodian, trustee or liquidator for all or a substantial part of its assets; admits in writing its inability to pay its debts generally as they mature; makes a general assignment for the benefit of creditors; is adjudicated a bankrupt; submits a petition or an answer seeking an arrangement with creditors; takes advantage of any insolvency law; submits an answer admitting the material allegations of a petition in bankruptcy or insolvency proceeding; has an order, judgment or decree entered by any court of competent jurisdiction approving a petition seeking organization of Licensee or appointing a receiver, custodian, trustee or liquidator for Licensee, or for all or a substantial part of any of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or fails to remove an involuntary petition for bankruptcy filed against it within sixty
(60) consecutive days of the filing thereof;

               (c) Any attempt by Licensee to assign or to grant a security interest in or otherwise encumber this Technology
License Agreement without the prior written consent of the Licensor; or

               (d) Any attempt by Licensee to challenge the validity of the Technology or the ownership thereof, or cooperation with any effort to do so, other than at the express written request of Licensor.

          14.2 EFFECT OF TERMINATION. In the event of termination of this Technology License Agreement for any reason, the Licensee shall:

               (a)   Not use, or disclose to others the Trade
Secrets and unpatented Improvements received from the Licensor under this Technology License Agreement;

               (b) Return to the Licensor within thirty (30) days from the date of termination all tangible embodiments of Trade Secrets and unpatented Improvements, retaining no copies or extracts thereof or any part thereof; and

                (c) Immediately cease the processing, production, manufacture, distribution, use and sale of the CRE using the Technology.

          14.3 SURVIVAL.  Notwithstanding termination Of this
Technology License Agreement, the obligations of the Licensee under Sections 8.1 and Section 13 of this Technology License
Agreement shall continue unabated.


                           SECTION 15

                          MISCELLANEOUS

          15.1 ENTIRE AGREEMENT; WAIVER; MODIFICATIONS. This Technology License Agreement constitutes the complete statement of all of the arrangements among the parties as of the date hereof with respect to the transactions contemplated hereby, and all other prior or contemporaneous agreements of the parties with respect to such subject matter are hereby merged into this Technology License Agreement. No modification, discharge or waiver in whole or in part, of any of the provisions hereof shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. The failure or omission of either party hereto to insist, in any instance, upon strict performance by the other party of any term or provision of this Technology License Agreement or to exercise any of its rights hereunder shall not be deemed to be a modification of any term or provision hereof or a waiver or relinquishment of the future performance of any such term or provision by such party nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by the other party of any such term or provision or any other term or provision of this Technology License Agreement.

          15.2 ASSIGNMENT; SUCCESSORS.  This Technology License
Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective successors and assigns.
This Technology License Agreement is not assignable by the Licensee. The Licensor may assign this Technology License
Agreement provided that such assignment shall not relieve
Licensor of its obligations.

          15.3 NOTICE. All notices and other communications hereunder shall be in writing and shall be given, transmitted and delivered by telecopy, messenger, telex, or telegram, and a copy thereof shall be mailed by Certified Mail (Airmail if to a destination in a foreign country from the point of mailing), postage prepaid, return receipt requested, to the parties at the following addresses (or such other address as shall be specified by such party by like notice), and such notice shall be deemed given on the date on which so delivered by messenger, or on the next business day following the date on which so transmitted by telex, telecopy, or telegram from the date of transmission:

          If to Licensor:

               SKW TROSTBERG AG
               P.O. Box 12 62
               83303 Trostberg
               Germany

               Attn:  Rechtsabteilung

               Telephone:     011-49-8621-86-2413
               Telecopy:     011-49-8621-86-2011

          with  a  copy  to:

               Walter, Conston, Alexander & Green, P.C.
               90 Park Avenue
               New York, New York 10016
               Attn.: Aydin S. Caginalp, Esq.

               Telephone: 212-210-9400
               Telecopy:  212-210-9444


          If to Licensee:

               Michael Foods, Inc.
               324 Park National Bank Building
               5353 Wayzata Boulevard
               Minneapolis, Minnesota 55416
               Attn.: Corporate Secretary

               Telephone:     612-546-1500
               Telecopy:      612-546-3711

          15.4 COUNTERPARTS. This Technology License Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

          15.5 INTERPRETATION. Titles of articles and sections are for convenience only and shall be given no effect in the construction or interpretation of this Technology License Agreement. Unless the context otherwise requires, the singular includes the plural, and the plural includes the singular.

          15.6 SEVERABILITY. In the event that any provision of this Technology License Agreement is declared by a court of competent jurisdiction to be void or unenforceable, the remainder of this Technology License Agreement shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision. The parties furthermore agree to execute and deliver such amendatory contractual provisions to accomplish lawfully as nearly as possible the goals and purposes of the provision so held to be void or unenforceable.

          15.7 EQUITABLE REMEDIES. The rights and remedies of the parties under this Technology License Agreement shall not be mutually exclusive i.e., the exercise of one or more of the rights under this Technology License Agreement shall not preclude the exercise of rights under any other provision. Each party acknowledges that no adequate remedy of law would be available for a breach of this Technology License Agreement, and that a breach of this Technology License Agreement by one party would irreparably injure the other and accordingly agrees that in the event of a breach of any provision, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each party waives the defense in any action and/or proceeding brought to enforce this Technology License Agreement that there exists an adequate remedy or that the other party is not irreparably injured. Nothing herein contained, however, is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party as against the other for a breach of any provision, it being the intention of this Section 15.7 to make clear the agreement of the parties that the respective rights and obligations of the parties shall be enforceable in equity as well as at law or otherwise.

          15.8 ARBITRATION. Without prejudice to the rights of the parties to seek injunctive or equitable relief in any appropriate court of law having jurisdiction over the matter and parties involved, all claims, disputes or disagreements arising under or in connection with this Technology License Agreement shall be finally settled under the then applicable Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators (appointed in accordance with Article 2(4) of the said Rules) as follows:

               (a)  The arbitration and all communications
(written or oral) including, without limitation thereof, any evidence submitted to the arbitrators shall be in the English language or shall be accompanied by an English translation;

               (b)  The arbitrators shall apply the law
(including the procedural law) specified in Section 15.9 of this Technology License Agreement;

               (c) The arbitration shall be held in Zurich, Switzerland; and

                (d) The arbitrators shall award legal fees and costs (including administrative expenses and arbitrators' fees and legal fees incurred in connection with the arbitration) to each party in the proportion lost by each party in the proceeding.

          15.9 GOVERNING LAW. This Technology License Agreement shall be governed by and construed in accordance with the internal law of the State of New York without regard to its conflict of law principles.

          15.10 FURTHER ASSURANCES. Each party shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Technology License Agreement.


     IN WITNESS WHEREOF, this Technology License Agreement has been entered into as of the day and year first above written.


                              SKW TROSTBERG AG


                              By: _______________________________



                              MICHAEL FOODS, INC.

                              By: _______________________________

                            EXHIBIT D
                            ---------
                  OPTION TERMINATION AGREEMENT



     This Option Termination Agreement is made as of the ________ day of March, 1994, by and between Crystal Foods, Inc., a Minnesota corporation ("Owner"), and SKW Nature's Products, Inc., a Delaware corporation ("SKW").



                      W I T N E S S E T H:


     WHEREAS, Owner and SKW have entered into an Option Agreement dated as of January 31, 1991 (the "Option Agreement") pursuant to which SKWN has the option to purchase the Michael Foods Facility
(as defined in the Option Agreement);


     WHEREAS, Owner and SKWN have mutually agreed that it is in the best interests of the parties to terminate the Option
Agreement.


     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                   Owner and SKWN hereby agree that the Option
                Agreement is hereby terminated and of no further force and effect, effective as of January 1, 1994.



     IN WITNESS WHEREBY, the parties hereto intending to be legally bound, have caused this Option Termination Agreement to be duly executed by a duly authorized officer as of the date first above written.

                              CRYSTAL FOODS, INC.


                              By: ___________________________



                              SKW NATURE'S PRODUCTS, INC.


                              By: ___________________________

                            EXHIBIT E
                            ---------
              PASTEURIZATION TERMINATION AGREEMENT

     This Pasteurization Termination Agreement as made of the _______ day of March, 1994, by and between SKW Nature's Products,
Inc., a Delaware corporation ("SKWN") and Michael Foods, Inc., a
Delaware corporation ("Michael Foods").




                      W I T N E S S E T H:


     WHEREAS Michael Foods and SKWN entered into a Pasteurization
Agreement dated as of January 31, 1991 (the "Pasteurization
Agreement"); and


     WHEREAS Michael Foods and SKWN have mutually agreed that it is in the best interests of the parties to terminate the Pasteurization Agreement;


     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                   Michael Foods and SKWN hereby agree
                that the Pasteurization Agreement is hereby terminated and of no further force and effect, effective as of January 1, 1994.



     IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have caused this Pasteurization Agreement to be executed by a duly authorized officer as of the date first above written.



                         MICHAEL FOODS, INC.


                         By:_____________________________





                         SKW NATURE'S PRODUCTS, INC.

                         By:______________________________

                            EXHIBIT F
                            ---------
                SUBLICENSE TERMINATION AGREEMENT



     This Sublicense Termination Agreement is made as of the _______ day of March, 1994, by and between SKW Nature's Products,
Inc., a Delaware corporation ("SKWN") and Cholorex Company, a
Minnesota general partnership ("Cholorex").



                      W I T N E S S E T H:


     WHEREAS SKWN and Cholorex entered into a Technology
Sublicense Agreement dated as of January 31, 1991 (the
"Sublicense Agreement"); and


     WHEREAS SKWN and Cholorex have mutually agreed that it is in the best interest of the parties to terminate the Sublicense
Agreement;


     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.   The rights and obligations of the parties described in
          Section 6.7 shall survive the termination of the Sublicense Agreement with respect to the period up to and including December 31, 1993.

     2. Sections 8.3 and 13.2 shall survive the termination of the Sublicense Agreement.

     3 . Except as otherwise specifically provided herein, the Sublicense Agreement is hereby terminated, effective as of January 1, 1994.


     IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have caused this Sublicense Termination Agreement to be executed by a duly authorized officer (or partner in case of Cholorex) as of the date first above written.


                              SKW NATURE'S PRODUCTS, INC.


                              By: __________________________



                              CHOLOREX COMPANY
                              MIKL, INC., a general partner


                              By: __________________________

                            EXHIBIT G

                         GENERAL RELEASE
                         --------------

     To all to whom these Presents shall come or may Concern,

Know That MIKL, INC., individually, and as a general partner of CHOLOREX COMPANY and MICHAEL FOODS, INC.

                                   as RELEASOR,

in consideration of the General Release executed by SKW AG; and SKW NATURE'S PRODUCTS, on the 11th day of March, 1994,

received from SKW AG and SKW NATURE'S PRODUCTS INC.,

                                   as RELEASEE,

receipt whereof is hereby acknowledged, releases and discharges the RELEASEE, RELEASEE'S administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money,, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR'S administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to January 1, 1994, except as to Releasee's obligations under:

     1.   A certain Purchase and Sale Agreement dated March 11,
          1994, between SKW Nature's Products Inc. and Michael
          Foods, Inc.;

     2.   A certain Technology License Agreement, dated, March
          11, 1994, between SKW Trosberg AG, as licensor, and
          Michael Foods Inc., as licensee; and

     3. Any other agreement or document executed in connection therewith.

     The words "RELEASOR" and "RELEASEE" include all releasors and all releasees under this RELEASE.

     This RELEASE may not be changed orally.

     In Witness Whereof, the RELEASOR has hereunto set
RELEASOR'S hand and seal on the 11th day of March, 1994.

                         MIKL, INC. individually and as a
                         general partner of CHOLOREX COMPANY



                         By: /s/ JEFFREY M. SHAPIRO          L.S.
                             -----------------------------------
                         Name: JEFFREY M. SHAPIRO
                         Title: Secretary



                         MICHAEL FOODS, INC.


                         By: /s/ JEFFREY M. SHAPIRO           L.S.
                             ------------------------------------
                         Name: JEFFREY M. SHAPIRO
                         Title: Executive Vice President


In presence of

/s/ ALBERT A. WOODWARD
- ----------------------------

                            EXHIBIT H

                         GENERAL RELEASE
                         ---------------

     To all to whom these Presents shall come or may Concern,

Know That SKW AG and SKW NATURE'S PRODUCTS INC.

                                        as RELEASOR,

in consideration of the General Release executed by MIKL, INC., individually, and as a general partner of CHOLOREX COMPANY; and MICHAEL FOODS, INC., on the 11th day of March, 1994,

received from MIKL, INC., individually, and as a general partner of CHOLOREX COMPANY and MICHAEL FOODS, INC.,

                                             as RELEASEE,

receipt whereof is hereby acknowledged, releases and discharges the RELEASEE, RELEASEE'S administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR'S administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to January 1, 1994,

     EXCEPT as to RELEASEE'S obligations under:

1. A certain Purchase and Sale Agreement dated March 11, 1994, between SKW Nature's Products Inc. and Michael Foods, Inc.;

2. A certain Technology License Agreement, dated March 1994, between SKW Trosberg AG, as licensor, and Michael Foods
     Inc., as licensee; and

3. Any other agreement or document executed in connection therewith.

     The words "RELEASOR" and "RELEASEE" include all releasors and all releasees under this RELEASE.

     This RELEASE may not be changed orally.

     In Witness Whereof, the RELEASOR has hereunto set RELEASOR'S hand and seal on the 11th day of March, 1994.

     SKW AG


By:_____________________L.S.       By________________________L.S.
Name:                              Name:
Title:                             Title:


SKW NATURE'S PRODUCTS INC.


By: ____________________________
Name:
Title:


In presence of


_________________________________

                                                     APPENDIX "B"

                            EXHIBIT I

CHOLOREX                                           Comm. No. 0104
Gaylord, Minnesota                             September 17, 1991


               (CONFIDENTIAL TREATMENT REQUESTED)